EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the Movie Gallery, Inc. 1994 Stock Plan, and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the consolidated financial statements of Movie Gallery, Inc. included in its Annual Report (Form 10-K) for the year ended January 3, 1999, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young, LLP

Birmingham, Alabama
June 29, 1999



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